EXHIBIT 99.1

Contact: Anne H. Lloyd
Executive Vice President and Chief
Financial Officer
(919) 783-4660
www.martinmarietta.com

MARTIN MARIETTA REPORTS RECORD FOURTH-QUARTER AND FULL-YEAR RESULTS;

SEES STRONG MOMENTUM CARRYING INTO 2017 AND BEYOND

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Fourth-Quarter Net Sales Up 14% with Gross Profit up 22%

Full-Year Aggregates Product Line Pricing Up 7.3%

Magnesia Specialties Record Full-Year Gross Margin of 37.6% (Excl. Freight and Delivery Revenues)

Full-Year Consolidated Gross Margin Expands 330 Basis Points (Excl. Freight and Delivery Revenues)

Record Full-Year EBITDA of $972 Million – Up 29%

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2017 Outlook Reflects Durable Economic Recovery
with Increasing Demand and Solid Pricing

RALEIGH, North Carolina (February 14, 2017) – Martin Marietta Materials, Inc. (NYSE:MLM) today reported record results for the fourth-quarter and full-year 2016.

For the fourth quarter of 2016, Martin Marietta achieved net sales of $889.0 million compared with $780.8 million in the 2015 fourth quarter; EBITDA was $229.7 million compared with $204.4 million; and earnings per diluted share were $1.55 compared with $1.26.

For the full year, net sales were $3.58 billion compared with $3.27 billion in 2015; EBITDA was $971.6 million compared with $750.7 million; and earnings per diluted share were $6.63 compared with $4.29, up nearly 55 percent.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated:

As demonstrated by our fourth-quarter and full-year results, we continue to capitalize on the economic recovery occurring in virtually all of our segments and geographies. We delivered record net sales, gross profit, net earnings and earnings per diluted share for both the fourth quarter and full year – building on the record results delivered in 2015 and the first three quarters of 2016.  Looking ahead, we expect continued and accelerating growth in all three of the Company’s primary construction end-uses, and our leading market positions will allow us to continue benefitting from these opportunities in 2017 and beyond.  We are highly confident that a durable, multi-year construction recovery is now underway, consistent with third-party forecasts.

We are encouraged by the emerging bipartisan dialogue in Washington regarding the need for substantial investment in our nation’s infrastructure.  We believe the new Administration and Congress should ensure increased, sustainable infrastructure funding commensurate with the nation’s clear, underlying needs. While the specific terms and timing of any proposed legislation is unclear, we believe momentum is building toward Executive and Congressional action in the near-term. Given the uncertainty associated with any potential infrastructure-related legislation, we have not factored any future benefits that might accrue to Martin Marietta into the guidance we are providing today.

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

Every business across our enterprise continues to make meaningful contributions to the Company’s enhanced profitability. The Southeast Group and the West Group saw gross profit increase 67 percent and 35 percent, respectively. Notably, the accelerating recovery in North Carolina and South Carolina contributed to the 19 percent gain in the Mid-America Group’s gross profit. These results are reflective of the soundness of our strategic planning together with market-specific execution.

Our financial results reflect the improving economic environment as well as operational excellence. Our record results, coupled with our significant share price appreciation, led to increased performance-based incentive compensation. As a result, both fourth-quarter and full-year earnings per diluted share reflect increased incentive compensation expense that reduced earnings per share by $0.12 and $0.14, respectively.

Full-year aggregates product line volume growth of nearly one-and-a-half percent reflects increases in both nonresidential and residential demand. Importantly, these results were achieved despite some notable hindrances during the year, including Texas Department of Transportation project delays, reduced energy-sector shipments, lower railroad ballast demand and the effect of abnormally wet weather leading to challenging operating and market conditions, including the impact of Hurricane Matthew on our fourth-quarter. Our ability to deliver growth, despite external headwinds, highlights and reaffirms that the fundamental drivers of a broad-based construction recovery remain firmly intact. In addition to benefitting from a modest increase in shipments, full-year aggregates product line pricing increased more than 7 percent which, together with disciplined cost control, generated a 26 percent increase in gross profit and a 330-basis-point improvement in consolidated gross margin (excluding freight and delivery revenues).

Steady domestic employment growth remains a stimulus for construction activity. For the trailing 12-months ended December 31, 2016, the U.S. added 2.2 million jobs, with more than 12 million jobs added over the last five years. Importantly, many of our top states lead the nation in job growth, including Texas, Colorado, North Carolina, Georgia and Florida. Positive employment gains, in addition to substantial contractor backlogs enhanced by historic rainfall during the last 24 months, should continue to fuel broad-based demand growth. With much of our southeastern businesses operating at less than 70 percent of productive capacity, increased demand in these markets will generate operating leverage and further earnings growth.

We expect infrastructure demand to be meaningfully and positively impacted by the $305 billion Fixing America’s Surface Transportation Act (FAST Act) as well as multiple state initiatives. Longer term, infrastructure spending is expected to benefit from strong state and local support for increased funding, as evidenced by the significant number of state and local transportation funding-related ballot initiatives that have passed over the previous 24 months. Private-sector construction indicators also signal continued growth for both nonresidential and residential activity.

We remain focused on returning capital to shareholders through both share repurchases and cash dividends. Consistent with our stated capital allocation priorities, we have returned nearly $1.0 billion to our shareholders since announcing our 20 million share buyback authorization in February 2015. As we have consistently demonstrated, Martin Marietta will remain diligent in thoughtfully balancing our capital allocation between investing in the business and returning cash to shareholders.

By almost any meaningful measure, 2016 was a remarkable year. Record financial performance delivered a 64 percent total shareholder return, the ninth best in the S&P 500. We continue to focus not only on the operations of the Company, but on the best practices needed to make Martin Marietta not just the best aggregates company, but rather one of the world’s best companies. Our Company performance, coupled with the achievement of key strategic goals, not only delivered results in 2016, but established an enhanced solid foundation for continued performance and delivery of shareholder value.

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

Looking to the year ahead, we expect our key profit drivers – pricing, volume and cost – to remain positive. As a result, we are beginning 2017 with the strongest profitability and cash generation outlook we have ever seen. Our expectation for continued momentum in 2017 and beyond is underpinned by our highly skilled employees, who maintain a relentless commitment to industry-leading safety standards. Our enduring performance is evidence that Martin Marietta is strategically aligned with premier market positions to further increase long-term shareholder value.

NOTABLE ITEMS FOR THE THIRD QUARTER (All growth and margin comparisons are versus the prior-year period)

	Quarter-ended September 30,		Nine-months ended September 30,
	2016	2015	2016	2015
Consolidated net sales	$ 889.0M	$ 780.8M	$ 3.577B	$ 3.268B
% growth	13.9%		9.4%
Consolidated gross profit	$ 225.1M	$ 184.8M	$ 909.0M	$ 721.8M
% growth	21.8%		25.9%
Consolidated gross profit margin (excluding freight and delivery revenues)	25.3%	23.7%	25.4%	22.1%
margin expansion	160 bps		330 bps
Earnings from operations	$ 155.5M	$ 137.4M	$ 667.3M	$ 479.4M
% growth	13.2%		39.2%
EBITDA [1]	$ 229.7M	$ 204.4M	$ 971.6M	$ 750.7M
% growth	12.4%		29.4%
EBITDA margin as a % of net sales	25.8%	26.2%	27.2%	23.0%
margin expansion			420 bps
Earnings per diluted share	$1.55	$1.26	$6.63	$4.29
% growth	23.0%		54.5%

1 Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA), see page 19 for a reconciliation to net earnings.

QUARTERLY OPERATING RESULTS (All comparisons are versus the prior-year period unless noted otherwise)

Aggregates Business

For the full year, shipments to the infrastructure market comprised 39 percent of aggregates product line volumes. As expected, infrastructure construction activity saw little benefit in 2016 from passage of the FAST Act. This, coupled with project delays, primarily in Texas, and continued significant rainfall during the year, led to a year-over-year decline in infrastructure volume.

The nonresidential market represented 32 percent of full-year aggregates product line shipments and increased 3.0 percent as compared with 2015. The Mid-America Group led this growth with a 21.2 percent increase, and the Southeast Group achieved a 3.1 percent increase. Steady economic improvement across the southeastern United States is driving gains in office, retail and industrial development in North Carolina, South Carolina and Georgia. The West Group was negatively impacted by weather deferrals and lower energy-sector demand.

The residential market accounted for 21 percent of aggregates product line shipments for the year. Volumes to this segment increased 21.6 percent, driven by continued strength in housing. The Mid-America Group and West Group achieved growth of 23.8 percent and 23.3 percent, respectively.  With 2016 national housing starts of 1.17 million, still well below historical averages, the positive trends in housing construction in the Company’s top states indicate continued growth in 2017. Florida, Georgia and Colorado are ranked in the top 10 states for gains in housing starts. Additionally, on the metro-level, Dallas, Atlanta, Kansas City, Austin and Colorado Springs all experienced double-digit growth in housing starts and rank in the top 10 for 2016.

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

The ChemRock/Rail market accounted for the remaining 8 percent of aggregates product line volumes. The volume decline in this segment for the year principally reflects lower capital and maintenance activity by railroads.

Overall, aggregates product line shipments increased 0.4 percent and 1.4 percent for the fourth-quarter and full-year 2016, respectively. The full-year increase reflects a 6.5 percent improvement in the Mid-America Group, partially offset by project and weather delays in the Southeast Group and West Group.

Full-year aggregates product line pricing increased in all reportable groups.  The overall price improvement of 7.3 percent was in line with management’s expectations and led by a 10.6 percent increase in the West Group. The Southeast Group and Mid-America Group reported increases of 7.1 percent and 4.3 percent, respectively.

The aggregates product line’s gross margin (excluding freight and delivery revenues) was 26.9 percent, an increase of 230 basis points, driven primarily by broad-based pricing growth and diligent cost control.

The ready mixed concrete product line benefitted from strong demand, higher pricing and improved operating conditions. Inclusive of the operations acquired during the year, ready mixed concrete volumes increased 26.6 percent and average selling price increased 8.3 percent. The business leveraged sales growth into a 450-basis-point improvement in gross margin (excluding freight and delivery revenues).

Cement Business

The Cement business generated $364.4 million of net sales and $120.1 million of gross profit in 2016.  For the full year, gross margin (excluding freight and delivery revenues) was 33.0 percent, compared with 28.0 percent for 2015 (excluding the results of the divested California cement business), an improvement of 500 basis points. Despite the negative impacts from Texas Department of Transportation project delays and reduced construction activity in portions of south Texas, cement volumes increased 1.1 percent (excluding the results of the divested California cement business).  The Company sees improving conditions in most Texas markets. The Portland Cement Association, or PCA, forecasts domestic demand in Texas to exceed local supply for the next several years.

For the full year, cement kiln maintenance costs of $20.9 million were incurred, in line with management’s expectations.

Magnesia Specialties Business

Magnesia Specialties delivered record performance during the year and generated net sales of $238.0 million and $89.5 million of gross profit. Net sales increased 4.6 percent, primarily attributable to the chemicals product line. Steel capacity utilization was approximately 71 percent in 2016, relatively flat compared with the prior year, but slightly ahead of the 70 percent utilization level at which the business operates most effectively. Gross margin (excluding freight and delivery revenues) for the full year expanded 300 basis points to 37.6 percent, benefitting from lower natural gas and kiln outage costs. Full-year earnings from operations were $79.1 million compared with $68.9 million in the prior year, an increase of nearly 15 percent.

CONSOLIDATED OPERATING RESULTS

Selling, general and administrative (SG&A) expenses for full-year 2016 were 6.9 percent of net sales, reflective of the increase in performance-based incentive compensation. Other operating income, net, for full-year 2016 was $8.0 million compared with other operating expenses, net, of $15.7 million in the prior year. The prior year reflects the impact of the divestitures of the California cement business and San Antonio asphalt operations. Earnings from operations for the year were $667.3 million in 2016 compared with $479.4 million in 2015, an increase of 39.2 percent.

The estimated effective income tax rate was 30 percent, in line with management’s expectations.

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

LIQUIDITY AND CAPITAL RESOURCES

Cash provided by operating activities for 2016 was $678.7 million compared with $573.2 million in 2015.  The increase is principally attributable to higher earnings before depreciation, depletion and amortization expense.

Property, plant and equipment additions for the year were $404 million, reflecting the acceleration of certain mobile fleet purchases in the fourth quarter. The equipment purchases, which should reduce maintenance and repair costs, were previously planned for 2017. Cash paid during the year for capital additions was $387 million.

At December 31, 2016, the ratio of consolidated debt to consolidated EBITDA, as defined by the Company’s credit agreements, for the trailing-12 months was 1.7 times, in compliance with the Company’s leverage covenant.

COMMITMENT TO INCREASING SHAREHOLDER VALUE

The Company is authorized to execute a share repurchase program under which it may acquire up to 20 million shares of its outstanding common stock. Repurchases are expected to be carried out through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share purchase transactions or any combination of such methods. The Company expects to complete the repurchase program over the next several years, though the actual timing of completion will be based on an ongoing assessment of the capital needs of the business, the market price of the Company’s common stock and general market conditions. Share repurchases will be undertaken based on then-current business and market factors; therefore, the actual return of capital in any single quarter may vary. The repurchase program may be modified, suspended or discontinued by the Company at any time without prior notice.

In the fourth quarter, the Company repurchased 344,300 shares, returning $69.2 million to shareholders.  Since announcing its repurchase authorization in February of 2015, the Company has repurchased 4.9 million shares and, including the payment of dividends, returned $992 million to shareholders.  As of December 31, 2016, there were 63.6 million shares of Martin Marietta common stock outstanding and 15.1 million shares remaining under the current repurchase authorization.

FULL-YEAR 2017 OUTLOOK

The Company is encouraged by positive trends in the markets it serves and its ability to execute its strategic business plans. Notably:

•

For the public sector, continued growth is expected in 2017 as new monies begin to flow into the system. FAST Act projects should accelerate through the year, supported by ongoing projects funded through the Transportation Infrastructure Finance and Innovation Act (TIFIA). Additionally, state initiatives to finance infrastructure projects, including the state and local ballot initiatives passed over the past 24 months, are expected to grow and continue to play an expanded role in public-sector activity.

•

Nonresidential construction is expected to modestly increase in both the heavy industrial and commercial sectors.  The Dodge Momentum Index is at its highest level since 2009, which signals continued growth. Additional energy-related economic activity, including follow-on public and private construction activity, will be mixed. While $47 billion of new energy-related projects are scheduled to start in 2017 and 2018, the certainty and timing of commencement will affect nonresidential growth.

•

Residential construction is expected to continue growing, driven by employment gains, historically low levels of construction activity over the previous several years, low mortgage rates, significant lot absorption and higher multi-family rental rates.

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

Based on these trends and expectations, including a return to more normal weather patterns, the Company anticipates the following for the full year:

•	Aggregates end-use markets compared with 2016 levels are as follows:

•Infrastructure market to increase mid-single digits.

•Nonresidential market to increase in the low- to mid-single digits.

•Residential market to increase in the mid- to high-single digits.

•ChemRock/Rail market to remain stable.

2017 GUIDANCE
	Low	High
Consolidated Results
Consolidated net sales [1]	$ 3.75B	$ 3.95B
Consolidated gross profit	$ 1.0B	$ 1.1B

SG&A	$ 255M	$ 265M
Interest expense	$ 80M	$ 85M
Estimated tax rate (excluding discrete events)	30%	30%
Capital Expenditures	$ 350M	$ 400M

EBITDA	$ 1.05B	$ 1.13B

Aggregates Product Line
Volume (total tons) [2]	165.0M	167.0M
% growth [2]	4.0%	5.5%

Average selling price per ton	$13.50	$13.75
% growth	5.0%	7.0%
Net sales	$ 2.2B	$ 2.3B
Gross profit	$ 660M	$ 725M

Aggregates-related downstream operations
Net sales	$ 1.325B	$ 1.400B
Gross profit	$ 145M	$ 155M
Cement
Net sales	$ 380M	$ 400M
Gross profit	$ 130M	$ 140M
Magnesia Specialties
Net sales	$ 235M	$ 240M
Gross profit	$ 85M	$ 90M

1 Consolidated net sales reflect the elimination of $390 million of interproduct and intersegment sales.

2 Represents total aggregates volumes, which includes approximately 11.6 million internal tons. Volume growth ranges are in comparison to total volumes of 158.6 million tons for 2016, which includes 10.4 million internal tons.

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

RISKS TO OUTLOOK

The 2017 outlook includes management’s assessment of the likelihood of certain risks and uncertainties that will affect performance, including but not limited to: both price and volume; the United States Congress’ inability to reach agreement among themselves or with the current Administration on policy issues, including the nature, extent and/or timing of infrastructure funding, that impact the federal budget; the termination, capping and/or reduction of state gasoline tax(es) or other state revenue related to infrastructure construction; the volatility in the commencement of infrastructure projects; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in nonresidential construction; a further decline in energy-related construction activity resulting from a sustained period of low global oil prices or changes in oil production patterns in response to this decline and certain regulatory or other economic factors; a slowdown in the residential construction recovery; a reduction in economic activity in the Company’s Midwest states resulting from reduced funding levels provided by the Agricultural Act of 2014 and a sustained reduction in capital investment by the railroads; an increase in the cost of compliance with governmental laws, rules and regulations; construction labor shortages; and unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to its cement and/or its Magnesia Specialties production facilities.   The Magnesia Specialties business essentially runs at capacity; therefore, any unplanned changes in costs or realignment of customers introduce volatility to the earnings of this segment. Cement is subject to cyclical supply and demand and price fluctuations.

The Company’s principal business serves customers in aggregates-related construction markets.  This concentration could increase the risk of potential losses on customer receivables; however, payment bonds normally posted on public projects, together with lien rights on private projects, mitigate the risk of uncollectible receivables.  The level of aggregates demand in the Company’s end-use markets, production levels and the management of production costs will affect the operating leverage of the Aggregates business and, therefore, profitability.  Production costs in the Aggregates business are also sensitive to energy and raw material prices, both directly and indirectly.  Diesel fuel and other consumables change production costs directly through consumption or indirectly by increased energy-related input costs, such as steel, explosives, tires and conveyor belts.  Fluctuating diesel fuel pricing also affects transportation costs, primarily through fuel surcharges in the Company’s long-haul distribution network.  The Cement business is also energy intensive and fluctuation in the price of coal affects costs.  The Magnesia Specialties business is sensitive to changes in domestic steel capacity utilization as well as the absolute price and fluctuation in the cost of natural gas.

Transportation in the Company’s long-haul network, particularly the supply of rail cars and locomotive power and condition of rail infrastructure to move trains, affects the Company’s efficient transportation of aggregate into certain markets, most notably Texas, Colorado, Florida and the Gulf Coast.  In addition, availability of rail cars and locomotives affects the Company’s movement of essential dolomitic lime for magnesia chemicals, to both the Company’s plant in Manistee, Michigan, and customers.  The availability of trucks, drivers and railcars to transport the Company’s product, particularly in markets experiencing high growth and increased demand, is also a risk and pressures the associated costs.

All of the Company’s businesses are also subject to weather-related risks that can significantly affect production schedules and profitability.  The first and fourth quarters are most adversely affected by winter weather.  Hurricane activity in the Atlantic Ocean and Gulf Coast generally is most active during the third and fourth quarters. In fact, in early October 2016, Hurricane Matthew generated winds and significant amounts of rainfall disrupting operations from the Bahamas, Florida, Georgia and the Carolinas.  However, after hurricane-related flood waters recede, management expects an increase in construction activity as roads, homes and businesses are repaired.

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

Risks to the outlook also include shipment declines resulting from economic events beyond the Company’s control.  In addition to the impact on nonresidential and residential construction, the Company is exposed to risk in its estimated outlook from interest cost related to its variable-rate debt.

The Company’s future performance is also exposed to risks from tax reform at the federal and state levels.

CONFERENCE CALL INFORMATION

The Company will discuss its fourth-quarter and full-year 2016 earnings results on a conference call and an online web simulcast today (February 14, 2017).  The live broadcast of the Martin Marietta conference call will begin at 2:00 p.m. Eastern Time today.  An online replay will be available approximately two hours following the conclusion of the live broadcast.  A link to these events will be available at the Company’s website.  Additionally, the Company has posted supplemental financial information related to its fourth-quarter and full-year performance on its website. For those investors without online web access, the conference call may also be accessed by calling (970) 315-0423, confirmation number 46137891.

Martin Marietta, an American-based company and a member of the S&P 500 Index, is a leading supplier of aggregates and heavy building materials, with operations spanning 26 states, Canada and the Bahamas.  Dedicated teams at Martin Marietta supply the resources for the roads, sidewalks and foundations on which we live.  Martin Marietta's business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Elisabeth Eisleben

Director, Investor Relations

(919) 510-4776

Elisabeth.eisleben@martinmarietta.com

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year.  The Company’s recent proxy statement for the annual meeting of shareholders also contains important information.  These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov.  You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results.  Forward-looking statements give the investor the Company’s expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate only to historical or current facts.  They may use words such as "anticipate," "expect," "should be," "believe," “will,” and other words of similar meaning in connection with future events or future operating or financial performance.  Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this press release include, the performance of the United States economy and the resolution and impact of the debt ceiling and sequestration issues; widespread decline in aggregates pricing; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price; the termination, capping and/or reduction or suspension of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; the level and timing of federal and state transportation funding, most particularly in Texas, North Carolina, Iowa, Colorado and Georgia; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space; a further slowdown in energy-related construction activity, particularly in Texas; a slowdown in residential construction recovery; a reduction in construction activity and related shipments due to a decline in funding under the domestic farm bill; unfavorable weather conditions, particularly Atlantic Ocean hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Specialty Products business, natural gas; continued increases in the cost of other repair and supply parts; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to cement production facilities; increasing governmental regulation, including environmental laws; transportation availability, notably the availability of railcars and locomotive power to move trains to supply the Company’s Texas, Florida and Gulf Coast markets; increased transportation costs, including increases from higher passed-through energy and other costs to comply with tightening regulations as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials, particularly in areas with significant energy-related activity, such as Texas and Colorado; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; ability to successfully integrate acquisitions quickly and in a cost-effective manner and achieve anticipated profitability to maintain compliance with the Corporation’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices that would increase the Company’s tax rate;  violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Corporation’s common stock price and its impact on goodwill impairment evaluations; reduction of the Company’s credit rating to non-investment grade resulting from strategic acquisitions; and other risk factors listed from time to time found in the Company’s filings with the SEC.  Other factors besides those listed here may also adversely affect the Company, and may be material to the Company.  The Company assumes no obligation to update any such forward-looking statements.

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Earnings
(In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales	$889.0	$780.8	$3,576.8	$3,268.1
Freight and delivery revenues	59.8	63.8	242.0	271.5
Total revenues	948.8	844.6	3,818.8	3,539.6
Cost of sales	663.9	596.0	2,667.8	2,546.3
Freight and delivery costs	59.8	63.8	242.0	271.5
Total cost of revenues	723.7	659.8	2,909.8	2,817.8
Gross profit	225.1	184.8	909.0	721.8
Selling, general and administrative expenses	70.3	57.1	248.0	218.2
Acquisition-related expenses, net	-	2.7	1.7	8.5
Other operating (income) and expenses, net	(0.7)	(12.4)	(8.0)	15.7
Earnings from operations	155.5	137.4	667.3	479.4
Interest expense	20.8	18.9	81.7	76.3
Other nonoperating income, net	(1.7)	(4.0)	(21.4)	(10.7)
Earnings before taxes on income	136.4	122.5	607.0	413.8
Income tax expense	37.6	39.3	181.6	124.9
Consolidated net earnings	98.8	83.2	425.4	288.9
Less: Net (loss) earnings attributable to noncontrolling interests	(0.1)	-	-	0.1
Net earnings attributable to Martin Marietta Materials, Inc.	$98.9	$83.2	$425.4	$288.8

Net earnings per common share attributable to common shareholders:
Basic	$1.56	$1.27	$6.66	$4.31
Diluted	$1.55	$1.26	$6.63	$4.29

Dividends per common share	$0.42	$0.40	$1.64	$1.60

Average number of common shares outstanding:
Basic	63.3	65.5	63.6	66.8
Diluted	63.5	65.7	63.9	67.0

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales:
Aggregates Business:
Mid-America Group	$237.0	$219.1	$945.1	$851.9
Southeast Group	74.4	70.7	304.5	285.3
West Group	466.0	379.8	1,847.2	1,535.8
Total Aggregates Business	777.4	669.6	3,096.8	2,673.0
Cement	85.4	83.6	364.4	455.4
Magnesia Specialties	59.4	51.0	238.0	227.5
Less: Intersegment sales	(33.2)	(23.4)	(122.4)	(87.8)
Total	$889.0	$780.8	$3,576.8	$3,268.1

Gross profit (loss):
Aggregates Business:
Mid-America Group	$82.2	$71.9	$305.8	$256.6
Southeast Group	15.3	10.1	57.1	34.2
West Group	78.4	58.7	344.6	255.0
Total Aggregates Business	175.9	140.7	707.5	545.8
Cement	26.7	15.8	120.1	103.5
Magnesia Specialties	22.0	17.9	89.5	78.7
Corporate	0.5	10.4	(8.1)	(6.2)
Total	$225.1	$184.8	$909.0	$721.8

Selling, general and administrative expenses:
Aggregates Business:
Mid-America Group	$13.6	$13.4	$53.0	$52.6
Southeast Group	4.6	5.2	17.3	18.5
West Group	20.5	18.3	71.6	66.6
Total Aggregates Business	38.7	36.9	141.9	137.7
Cement	6.3	6.5	24.8	26.6
Magnesia Specialties	2.5	2.4	9.7	9.5
Corporate	22.8	11.3	71.6	44.4
Total	$70.3	$57.1	$248.0	$218.2

Earnings (Loss) from operations:
Aggregates Business:
Mid-America Group	$70.5	$58.5	$257.3	$206.8
Southeast Group	11.0	5.6	41.4	16.4
West Group	57.4	54.5	277.3	205.7
Total Aggregates Business	138.9	118.6	576.0	428.9
Cement	21.6	10.4	99.4	47.8
Magnesia Specialties	18.9	15.3	79.1	68.9
Corporate	(23.9)	(6.9)	(87.2)	(66.2)
Total	$155.5	$137.4	$667.3	$479.4

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales by product line:
Aggregates Business:
Aggregates	$501.2	$474.0	$2,060.9	$1,896.1
Ready Mixed Concrete	237.1	169.0	902.6	656.5
Asphalt and Paving	89.7	65.6	341.4	283.6
Less: Interproduct sales	(50.6)	(39.0)	(208.1)	(163.2)
Total Aggregates Business	777.4	669.6	3,096.8	2,673.0
Cement Business	85.4	83.6	364.4	455.4
Magnesia Specialties Business	59.4	51.0	238.0	227.5
Less: Intersegment sales	(33.2)	(23.4)	(122.4)	(87.8)
Total	$889.0	$780.8	$3,576.8	$3,268.1

Gross profit (loss) by product line:
Aggregates Business:
Aggregates	$136.3	$122.2	$554.8	$467.0
Ready Mixed Concrete	23.1	8.0	99.1	43.0
Asphalt and Paving	16.5	10.5	53.6	35.8
Total Aggregates Business	175.9	140.7	707.5	545.8
Cement Business	26.7	15.8	120.1	103.5
Magnesia Specialties Business	22.0	17.9	89.5	78.7
Corporate	0.5	10.4	(8.1)	(6.2)
Total	$225.1	$184.8	$909.0	$721.8

The following presents 2015 cement product line metrics for the California cement business prior to the September 30, 2015 divestiture:
		2015 - Three Months Ended
		March 31	June 30	September 30
Shipment tons (000s)		376	367	328

Net sales		$32.5	$33.9	$30.0
Gross (loss) profit		$(4.0)	$3.7	$3.4

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(In millions)

	December 31,	December 31,
	2016	2015
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$50.0	$168.4
Accounts receivable, net	457.9	410.9
Inventories, net	521.6	469.1
Other current assets	56.9	33.2
Property, plant and equipment, net	3,423.4	3,156.0
Intangible assets, net	2,670.7	2,578.8
Other noncurrent assets	120.4	141.2
Total assets	$7,300.9	$6,957.6

LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$180.0	$18.7
Other current liabilities	366.6	348.0
Long-term debt (excluding current maturities)	1,506.2	1,550.1
Other noncurrent liabilities	1,105.5	980.6
Total equity	4,142.6	4,060.2
Total liabilities and equity	$7,300.9	$6,957.6

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Cash Flows
(In millions)
	Twelve Months Ended
	December 31,
	2016	2015
Operating activities:
Consolidated net earnings	$425.4	$288.9
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	285.3	263.6
Stock-based compensation expense	20.5	13.6
Loss on divestitures and sales of assets	0.4	14.1
Deferred income taxes	67.1	85.2
Excess tax benefits from stock-based compensation	(6.8)	-
Other items, net	(17.7)	(5.9)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(25.1)	12.3
Inventories, net	(47.4)	(21.5)
Accounts payable	(8.1)	(40.1)
Other assets and liabilities, net	(14.9)	(37.0)
Net cash provided by operating activities	678.7	573.2

Investing activities:
Additions to property, plant and equipment	(387.3)	(318.2)
Acquisitions, net	(178.8)	(43.2)
Cash received in acquisition	4.3	-
Proceeds from divestitures and sales of assets	6.5	448.1
Repayments from affiliate	-	1.8
Payment of railcar construction advances	(82.9)	(25.2)
Reimbursement of railcar construction advances	82.9	25.2
Net cash (used for) provided by investing activities	(555.3)	88.5

Financing activities:
Borrowings of long-term debt	560.0	230.0
Repayments of long-term debt	(449.3)	(244.7)
Debt issue costs	(2.3)	-
Payments on capital leases	(3.4)	(6.6)
Change in bank overdraft	(10.3)	10.0
Repurchases of common stock	(259.2)	(520.0)
Dividends paid	(105.0)	(107.5)
Excess tax benefits from stock-based compensation	6.8	-
Issuances of common stock	21.3	37.1
Distributions to owners of noncontrolling interests	(0.4)	(0.3)
Net cash used for financing activities	(241.8)	(602.0)

Net (decrease) increase in cash and cash equivalents	(118.4)	59.7
Cash and cash equivalents, beginning of period	168.4	108.7

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights

	Three Months Ended		Year Ended
	December 31, 2016		December 31, 2016
	Volume	Pricing	Volume	Pricing
Volume/Pricing Variance (1)
Aggregates Product Line:
Mid-America Group	4.9%	3.6%	6.5%	4.3%
Southeast Group	(2.5%)	7.8%	(0.4%)	7.1%
West Group	(3.6%)	7.1%	(3.2%)	10.6%
Total Aggregates Product Line (2)	0.4%	5.6%	1.4%	7.3%

	Three Months Ended		Year Ended
	December 31,		December 31,
Shipments (tons in thousands)	2016	2015	2015	2014
Aggregates Product Line:
Mid-America Group	18,250	17,398	73,060	68,611
Southeast Group	4,594	4,710	19,396	19,479
West Group	15,324	15,893	66,170	68,332
Total Aggregates Product Line (2)	38,168	38,001	158,626	156,422

(1) Volume/pricing variances reflect the percentage increase (decrease) from the comparable period in the prior year.
(2) Aggregates Product Line includes acquisitions from the date of acquisition and divestitures through the date of disposal.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Shipments (in thousands)
Aggregates tons - external customers	35,658	35,868	148,198	147,197
Internal aggregates tons used in other product lines	2,510	2,133	10,428	9,225
Total aggregates tons	38,168	38,001	158,626	156,422

Asphalt tons - external customers	268	178	1,023	1,220
Internal asphalt tons used in road paving business	534	401	2,131	1,697
Total asphalt tons	802	579	3,154	2,917

Ready Mixed Concrete - cubic yards	2,220	1,618	8,490	6,707

Cement tons - external customers	496	569	2,331	3,667
Internal cement tons used in other product lines	314	233	1,194	891
Total Cement tons	810	802	3,525	4,558

Average unit sales price by product line (including internal sales):
Aggregates (per ton)	$13.03	$12.34	$12.88	$12.00
Asphalt (per ton)	$38.21	$41.64	$39.20	$42.57
Ready Mixed Concrete (per cubic yard)	$104.84	$102.59	$104.26	$96.28
Cement (per ton)	$103.94	$102.44	$101.96	$98.35

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures
(Dollars in millions)

Gross margin as a percentage of net sales and operating margin as a percentage of net sales represent non-GAAP measures.  The Company presents these ratios calculated based on net sales, as it is consistent with the basis by which management reviews the Company's operating results.  Further, management believes it is consistent with the basis by which investors analyze the Company's operating results, given that freight and delivery revenues and costs represent pass-throughs and have no profit markup.  Gross margin and operating margin calculated as percentages of total revenues represent the most directly comparable financial measures calculated in accordance with generally accepted accounting principles ("GAAP").  The following tables present the calculations of gross margin and operating margin for the three months and year ended December 31, 2016 and 2015, in accordance with GAAP and reconciliations of the ratios as percentages of total revenues to percentages of net sales:

Consolidated Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$225.1	$184.8	$909.0	$721.8
Total revenues	$948.8	$844.6	$3,818.8	$3,539.6
Gross margin	23.7%	21.9%	23.8%	20.4%

Consolidated Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$225.1	$184.8	$909.0	$721.8
Total revenues	$948.8	$844.6	$3,818.8	$3,539.6
Less: Freight and delivery revenues	(59.8)	(63.8)	(242.0)	(271.5)
Net sales	$889.0	$780.8	$3,576.8	$3,268.1
Gross margin excluding freight and delivery revenues	25.3%	23.7%	25.4%	22.1%

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Aggregates Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$175.9	$140.7	$707.5	$545.8
Total revenues	$830.0	$725.3	$3,308.3	$2,905.7
Gross margin	21.2%	19.4%	21.4%	18.8%

Aggregates Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$175.9	$140.7	$707.5	$545.8
Total revenues	$830.0	$725.3	$3,308.3	$2,905.7
Less: Freight and delivery revenues	(52.6)	(55.7)	(211.5)	(232.7)
Net sales	$777.4	$669.6	$3,096.8	$2,673.0
Gross margin excluding freight and delivery revenues	22.6%	21.0%	22.8%	20.4%

Aggregates Product Line Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$136.3	$122.2	$554.8	$467.0
Total revenues	$552.2	$528.4	$2,267.6	$2,120.2
Gross margin	24.7%	23.1%	24.5%	22.0%

Aggregates Product Line Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$136.3	$122.2	$554.8	$467.0
Total revenues	$552.2	$528.4	$2,267.6	$2,120.2
Less: Freight and delivery revenues	(51.0)	(54.4)	(206.7)	(224.1)
Net sales	$501.2	$474.0	$2,060.9	$1,896.1
Gross margin excluding freight and delivery revenues	27.2%	25.8%	26.9%	24.6%

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Ready Mixed Concrete Product Line Gross Margin in Accordance with Generally Accepted	Three Months Ended		Year Ended
Accounting Principles	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$23.1	$8.0	$99.1	$43.0
Total revenues	$237.3	$169.3	$903.8	$657.8
Gross margin	9.7%	4.7%	11.0%	6.5%

Ready Mixed Concrete Product Line Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$23.1	$8.0	$99.1	$43.0
Total revenues	$237.3	$169.3	$903.8	$657.8
Less: Freight and delivery revenues	(0.2)	(0.3)	(1.2)	(1.3)
Net sales	$237.1	$169.0	$902.6	$656.5
Gross margin excluding freight and delivery revenues	9.7%	4.7%	11.0%	6.5%

Magnesia Specialties Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$22.0	$17.9	$89.5	$78.7
Total revenues	$64.1	$55.4	$257.1	$245.9
Gross margin	34.3%	32.3%	34.8%	32.0%

Magnesia Specialties Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$22.0	$17.9	$89.5	$78.7
Total revenues	$64.1	$55.4	$257.1	$245.9
Less: Freight and delivery revenues	(4.7)	(4.4)	(19.1)	(18.4)
Net sales	$59.4	$51.0	$238.0	$227.5
Gross margin excluding freight and delivery revenues	37.0%	35.1%	37.6%	34.6%

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Cement Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$26.7	$15.8	$120.1	$103.5
Total revenues	$87.9	$87.3	$375.8	$475.7
Gross margin	30.4%	18.1%	32.0%	21.8%

Cement Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$26.7	$15.8	$120.1	$103.5
Total revenues	$87.9	$87.3	$375.8	$475.7
Less: Freight and delivery revenues	(2.5)	(3.7)	(11.4)	(20.3)
Net sales	$85.4	$83.6	$364.4	$455.4
Gross margin excluding freight and delivery revenues	31.3%	18.9%	33.0%	22.7%

	Three Months Ended		Year Ended
Cement Business, California Business	December 31,		December 31,
	2016	2015	2016	2015
Total revenues	$-	$-	$-	$99.9
Net sales	$-	$-	$-	$96.4
Gross profit	$-	$-	$-	$3.1

Cement Business, Excluding California Business, Gross Margin in Accordance with	Three Months Ended		Year Ended
Generally Accepted Accounting Principles	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$26.7	$15.8	$120.1	$100.4
Total revenues	$87.9	$87.3	$375.8	$375.8
Gross margin	30.4%	18.1%	32.0%	26.7%

Cement Business, Excluding California Business, Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit	$26.7	$15.8	$120.1	$100.4
Total revenues	$87.9	$87.3	$375.8	$375.8
Less: Freight and delivery revenues	(2.5)	(3.7)	(11.4)	(16.8)
Net sales	$85.4	$83.6	$364.4	$359.0
Gross margin excluding freight and delivery revenues	31.3%	18.9%	33.0%	28.0%

Cement Business Shipments (in 000s)	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cement tons	810	802	3,525	4,558
Less: California business cement tons	-	-	-	(1,071)
Cement tons excluding California business	810	802	3,525	3,487
Variance	1.0%		1.1%

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

The ratio of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-12 months is a covenant under the Company's revolving credit facility, term loan facility and accounts receivable securitization facility.  Under the terms of these agreements, as amended, the Company's ratio of Consolidated Debt-to-Consolidated EBITDA as defined, for the trailing-12 months cannot exceed 3.50 times as of December 31, 2016, with certain exceptions related to qualifying acquisitions, as defined.

The following presents the calculation of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-12 months at December 31, 2016. For supporting calculations, refer to Company's website at www.martinmarietta.com.

Twelve Month Period
January 1, 2016 to
December 31, 2016
Earnings from continuing operations attributable to Martin Marietta Materials, Inc.	$425.4
Add back:
Interest expense	81.7
Income tax expense	181.6
Depreciation, depletion and amortization expense	425.4
Stock-based compensation expense	20.5

Deduct:
Interest income	(0.6)
Nonrecurring gains on divestitures and acquisition-related expenses, net	(5.1)
Consolidated EBITDA, as defined	$1,128.9

Consolidated Debt, including debt for which the Company is a co-borrower, at December 31, 2016	$1,708.8

Consolidated Debt-to-Consolidated EBITDA, as defined,
at December 31, 2016, for the trailing-twelve month EBITDA	1.73 times

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MLM Announces Fourth-Quarter 2016 Results

February 14, 2017

Non-GAAP Financial Measures (continued)
(Dollars in millions)

EBITDA is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness.  EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net earnings or operating cash flow.  For further information on EBITDA, refer to the Company's website at www.martinmarietta.com.  EBITDA is as follows for the three months and year ended December 31, 2016 and 2015.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Consolidated Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA)	$229.7	$204.4	$971.6	$750.7

A Reconciliation of Net Earnings (Loss) Attributable to Martin Marietta Materials, Inc. to Consolidated EBITDA is as follows:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net Earnings Attributable to Martin Marietta Materials, Inc.	$98.9	$83.2	$425.4	$288.8
Add back:
Interest Expense	20.8	18.9	81.7	76.3
Taxes on Income	37.6	39.3	181.6	124.9
Depreciation, Depletion and Amortization Expense	72.4	63.0	282.9	260.7
Consolidated EBITDA	$229.7	$204.4	$971.6	$750.7

Net Sales	$889.0	$780.8	$3,576.8	$3,268.1

EBITDA margin as percentage of net sales	25.8%	26.2%	27.2%	23.0%

-END-